Exhibit 99.4

                        Pinnacle West Capital Corporation
                         Earnings Variance Explanations
                  For Periods Ended December 31, 2001 and 2000

     This discussion explains the changes in our earnings for the three and twelve months ended December 31, 2001 and 2000. We suggest this section be read along with the Pinnacle West Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2001, June 30, 2001 and March 31, 2001, and the
Pinnacle West Annual Report on Form 10-K for the fiscal year ended December 31,
2000. Consolidated income statements for the three and twelve months ended
December 31, 2001 and 2000 follow this discussion. Additional operating and financial statistics and a definition of terms are available on the Company's website.

Operating Results

     The following table summarizes net income for the three and twelve months ended December 31, 2001 and the comparable prior year periods for Pinnacle West and each of its subsidiaries (dollars in millions):

                                        3 Months Ended         12 Months Ended
                                          December 31,           December 31,
                                       -----------------      -----------------
                                        2001       2000        2001       2000
                                       ------     ------      ------     ------
Arizona Public Service (APS)           $   39     $   54      $  281     $  307
Pinnacle West Energy                        3         (1)         18         (2)
APS Energy Services                        --         (9)        (10)       (13)
SunCor                                      1          3           3         11
El Dorado                                  --         (5)         --          2
Parent Company (a)                         (7)        --          35         (3)
                                       ------     ------      ------     ------
Income before accounting change            36         42         327        302
Cumulative effect of a change
  in accounting - net of
  income taxes                             --         --         (15)        --
                                       ------     ------      ------     ------
Net income                             $   36     $   42      $  312     $  302
                                       ======     ======      ======     ======

(a) The 2001 amount primarily includes trading activities.

     Operating Results - Three-month period ended December 31, 2001 compared with three-month period ended December 31, 2000

     Our consolidated net income for the three months ended December 31, 2001 was $36 million compared with $42 million for the same period in the prior year.
The quarter-to-quarter decrease reflects charges related to Enron and its affiliates; lower market prices and lower volumes for wholesale generation sales; and a retail electricity price decrease. The sum of these items more than offset the effects of increased electricity trading, lower replacement power costs for plant outages, the absence of investment losses at El Dorado and a credit reserve in the prior-year fourth quarter related to the California energy situation. The major factors that increased (decreased) consolidated net income were as follows (dollars in millions):

                                                                              Increase/(Decrease)
                                                                              -------------------
Increases(decreases) in electric revenues, net of purchased power and fuel expense due to:
    Marketing and trading activities:
        Decrease from generation sales other than native load due to
            lower market prices and lower sales volumes                              $ (37)
        Increase in other realized marketing and trading in current period
            primarily due to more transactions with higher margins                      58
        Change in prior period mark-to-market value for gains transferred
            to realized margin in current period                                       (41)(a)
        Change in prior period mark-to-market value transferred to realized margin related to trading with Enron and its
            affiliates                                                                  (8)(b)
        Increase in mark-to-market value related to future periods                       2 (a)
                                                                                     -----
                Net decrease in marketing and trading gross margin                     (26)
    Charges related to purchased power contracts with Enron and its affiliates         (13)(b)
    Retail price reductions effective July 1, 2001                                      (6)
    Higher retail sales primarily related to customer growth                             9
    Lower replacement power costs for plant outages due to lower market
        prices                                                                          24
    Miscellaneous revenues                                                              (2)
                                                                                     -----
Total decrease in revenues, net of purchased power and fuel expense                    (14)
Lower other net expense                                                                  8
Miscellaneous items, net                                                                (2)
                                                                                     -----
    Decrease in income before income taxes                                              (8)
Lower income taxes primarily due to lower income                                         2
                                                                                     -----
    Decrease in net income                                                           $  (6)
                                                                                     =====

(a)  Essentially all of our marketing and trading activities are structured activities, meaning our portfolio of forward sales positions is hedged with a portfolio of forward purchases that protects the economic value of the sales transactions.
(b)  We recorded charges totaling $21 million for exposure to Enron and its affiliates in the fourth quarter of 2001.

     Electric operating revenues decreased approximately $114 million primarily because of:

*    changes in marketing and trading revenues ($95 million, net decrease):
     -    decreased revenues related to generation sales other than native load due to lower market prices and lower sales volumes ($74 million);
     -    increased realized revenues related to other realized marketing and trading in current period primarily due to more transactions ($26 million);
     -    decreased prior period mark-to-market value transferred to realized margin related to trading with Enron and its affiliates ($8 million);
     -    decreased prior period mark-to-market value for gains transferred to realized margin in current period ($41 million);
     -    increased mark-to-market value for future periods ($2 million);
*    decreased revenues related to other wholesale sales and miscellaneous revenues primarily as a result of lower sales volumes ($35 million);
*    increased retail revenues primarily related to higher sales volumes due to customer growth and higher average usage per customer ($22 million) and;
*    decreased retail revenues related to a reduction in retail electricity prices ($6 million).

     Purchased power and fuel expenses decreased approximately $100 million primarily because of:

*    changes in marketing and trading purchased power and fuel costs ($69 million, net decrease) due to:
     -    decreased fuel costs related to generation sales other than native load primarily as a result of lower fuel prices and sales volumes ($37 million);
     -    decreased purchased power costs related to other realized marketing and trading in current period primarily due to lower market prices
          ($32 million);
*    decreased costs related to other wholesale sales as a result of lower sales volumes ($33 million);
*    charges related to purchased power contracts with Enron and its affiliates
     ($13 million);
*    decreased plant outage replacement power costs due to lower market prices
     ($24 million);
*    increased costs primarily related to higher retail sales volumes due to customer growth and higher average usage per customer ($13 million).

     The increase in operations and maintenance expenses of $3 million primarily related to increased employee benefit and other costs ($8 million) partially offset by a provision for credit exposure related to the California energy situation ($5 million) which was recorded in the fourth quarter of 2000.

     Net other expense decreased $8 million primarily because of a change in the market value of El Dorado's investment in a technology-related venture capital partnership in the prior-year period and a decrease in environmental remediation costs, partially offset with other non-operating costs.

     Operating Results - Twelve-month period ended December 31, 2001 compared with twelve-month period ended December 31, 2000

     Our consolidated net income for the twelve months ended December 31, 2001 was $312 million compared with $302 million for the same period in the prior year. In 2001, we recognized a $15 million after-tax loss in net income as a cumulative effect of a change in accounting for derivatives, as required by SFAS
No.133.

     Income before accounting change for the twelve months ended December 31,
2001 was $327 million compared with $302 million for the same period in the prior year. The year-to-year comparison benefited from strong power marketing results including significant benefits in the 2001 third quarter from structured trading activities, and retail customer growth. These factors were partially offset by higher purchased power and fuel costs, due in part to increased power plant maintenance; generation reliability measures; continuing retail electricity price decreases; and a charge related to Enron and its affiliates.
The major factors that increased (decreased) income before accounting change were as follows (dollars in millions):

                                                                              Increase/(Decrease)
                                                                              -------------------
Increases(decreases) in electric revenues, net of purchased power and fuel expense due to:
    Marketing and trading activities:
        Increase from generation sales other than native load due to higher
            market prices                                                            $  25
        Increase in other realized marketing and trading in current period
            primarily due to more transactions                                          45
        Change in prior period mark-to-market value for gains transferred to
            realized margin in current period                                           16 (a)
        Change in prior period mark-to-market value for losses  transferred to realized margin related to trading with Enron and its
            affiliates                                                                  (8)(b)
        Increase in mark-to-market value related to future periods                     113 (a)
                                                                                     -----
                Net increase in marketing and trading                                  191
    Higher replacement power costs for plant outages related to higher market
        prices                                                                         (70)
    Retail price reductions effective July 1, 2001                                     (27)
    Charges related to purchased power contracts with Enron and its affiliates         (13)(b)
    Higher retail sales primarily related to customer growth                            35
    Miscellaneous revenues                                                               3
                                                                                     -----
Total increase in revenues, net of purchased power and fuel expense                    119
Higher operations and maintenance expense related to 2001 generation reliability
    program                                                                            (42)
Higher operations and maintenance expense related primarily to employee benefit,
    plant outage and maintenance and other costs                                       (38)
Lower net interest expense primarily due to higher capitalized interest                 17
Higher other net expense                                                                (5)
Miscellaneous items, net                                                                (7)
                                                                                     -----
    Net increase in income before income taxes                                          44
Higher income taxes primarily due to higher income                                     (19)
                                                                                     -----
    Net increase in income before accounting change                                  $  25
                                                                                     =====

(a)  Essentially all of our marketing and trading activities are structured activities, meaning our portfolio of forward sales positions is hedged with a portfolio of forward purchases that protects the economic value of the sales transactions.
(b)  We recorded charges totaling $21 million for exposure to Enron and its affiliates in the fourth quarter of 2001.

     Electric operating revenues increased approximately $850 million because of:

*    changes in marketing and trading revenues ($827 million, net increase):
     -    increased revenues related to generation sales other than native load as a result of higher average market prices ($32 million);
     -    increased realized revenues related to other marketing and trading in current period primarily due to more transactions ($681 million);
     -    decreased prior period mark-to-market value transferred to realized margin related to trading with Enron and its affiliates ($8 million);
     -    increased prior period mark-to-market value for losses transferred to realized margin in current period ($9 million);
     -    increased mark-to-market value for future periods primarily as a result of more forward sales volume ($113 million);
*    decreased revenues related to other wholesale sales and miscellaneous revenues as a result of sales volumes ($28 million);
*    increased retail revenues primarily related to higher sales volumes primarily due to customer growth ($78 million) and;
*    decreased retail revenues related to reductions in retail electricity prices ($27 million).

     Purchased power and fuel expenses increased approximately $731 million primarily because of:

*    changes in marketing and trading purchased power and fuel costs ($636 million, net increase) due to:
     -    increased fuel costs related to generation sales other than native load as a result of higher fuel prices ($7 million);
     -    increased fuel and purchased power costs related to other realized marketing and trading in current period primarily due to more transactions ($636 million);
     -    decreased mark-to-market fuel costs related to SFAS No. 133 ($7 million);
*    decreased costs related to other wholesale sales as a result of lower volumes ($31 million);
*    higher replacement power costs primarily from higher market prices and increased plant outages ($70 million), including costs of $12 million related to the Palo Verde outage extension to replace fuel control element assemblies;
*    higher costs related to retail sales volumes due to customer growth
     ($43 million) and;
*    charges related to purchased power contracts with Enron and its affiliates
     ($13 million).

     The increase in operations and maintenance expenses of $80 million primarily related to the 2001 generation summer reliability programs (the addition of generating capability to enhance reliability for the summer of 2001
($42 million)) and increased employee benefit, plant outage and maintenance, and other costs ($38 million). The comparison reflects the Company's $10 million provision for the credit exposure related to the California energy situation, $5 million of which was recorded in the fourth quarter of 2000 and $5 million of which was recorded in the first quarter of 2001.

     Net other expense increased $5 million primarily because of a change in the market value of El Dorado's investment in a technology-related venture capital partnership in the prior year period and other non-operating costs partially offset by an insurance recovery of environmental remediation costs.

     Interest expense decreased by $17 million primarily because of increased capitalized interest resulting from our generation expansion plan partially offset with higher interest expense due to higher debt balances.

                        PINNACLE WEST CAPITAL CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                (dollars in thousands, except per share amounts)

                                                          Three Months Ended
                                                             December 31,
                                                       ------------------------
                                                         2001           2000
                                                       ---------      ---------
Operating Revenues
  Electric                                             $ 683,608      $ 797,448
  Real estate                                             61,095         40,706
                                                       ---------      ---------
    Total                                                744,703        838,154
                                                       ---------      ---------

Operating Expenses
  Purchased power and fuel                               339,601        439,256
  Operations and maintenance                             121,790        118,901
  Real estate operations                                  52,214         33,048
  Depreciation and amortization                          109,061        105,836
  Taxes other than income taxes                           20,967         23,137
                                                       ---------      ---------
    Total                                                643,633        720,178
                                                       ---------      ---------
Operating Income                                         101,070        117,976

Other Income (Expense)                                    (6,334)       (14,032)
                                                       ---------      ---------

Income Before Interest and Income Taxes                   94,736        103,944
                                                       ---------      ---------

Interest Expense
  Interest charges                                        46,719         43,162
  Capitalized interest                                   (12,458)        (7,763)
                                                       ---------      ---------
    Total                                                 34,261         35,399
                                                       ---------      ---------

Income Before Income Taxes                                60,475         68,545
Income Taxes                                              24,669         26,233
                                                       ---------      ---------

Net Income                                             $  35,806      $  42,312
                                                       =========      =========

Average Common Shares Outstanding - Basic                 84,679         84,728

Average Common Shares Outstanding - Diluted               84,824         85,015

Earnings Per Average Common Share Outstanding
  Net Income - Basic                                   $    0.42      $    0.50
  Net Income - Diluted                                      0.42           0.50

Certain prior year amounts have been restated to conform with the 2001 presentation.

                        PINNACLE WEST CAPITAL CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                (dollars in thousands, except per share amounts)

                                                                 Twelve Months Ended
                                                                     December 31,
                                                              -----------    -----------
                                                                 2001           2000
                                                              -----------    -----------
Operating Revenues
  Electric                                                    $ 4,382,465    $ 3,531,810
  Real estate                                                     168,908        158,365
                                                              -----------    -----------
    Total                                                       4,551,373      3,690,175
                                                              -----------    -----------

Operating Expenses
  Purchased power and fuel                                      2,664,218      1,932,792
  Operations and maintenance                                      530,095        450,205
  Real estate operations                                          153,462        134,422
  Depreciation and amortization                                   427,903        431,229
  Taxes other than income taxes                                   101,068         99,780
                                                              -----------    -----------
    Total                                                       3,876,746      3,048,428
                                                              -----------    -----------
Operating Income                                                  674,627        641,747

Other Income (Expense)                                             (5,765)          (406)
                                                              -----------    -----------

Income Before Interest and Income Taxes                           668,862        641,341
                                                              -----------    -----------

Interest Expense
  Interest charges                                                175,822        166,447
  Capitalized interest                                            (47,862)       (21,638)
                                                              -----------    -----------
    Total                                                         127,960        144,809
                                                              -----------    -----------

Income Before Income Taxes                                        540,902        496,532
Income Taxes                                                      213,535        194,200
                                                              -----------    -----------
Income Before Accounting Change                                   327,367        302,332

Cumulative Effect of a Change in Accounting for Derivatives
- - Net of Income Tax Benefit of $9,892                             (15,201)            --
                                                              -----------    -----------

Net Income                                                    $   312,166    $   302,332
                                                              ===========    ===========

Average Common Shares Outstanding - Basic                          84,718         84,733

Average Common Shares Outstanding  - Diluted                       84,930         84,935

Earnings Per Average Common Share Outstanding
  Income Before Accounting Change - Basic                     $      3.86    $      3.57
  Net Income - Basic                                                 3.68           3.57
  Income Before Accounting Change - Diluted                          3.85           3.56
  Net Income - Diluted                                               3.68           3.56

Certain prior year amounts have been restated to conform with the 2001 presentation.